Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

LXP Industrial Trust

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities

Fees to Be Paid	Equity	Shares of beneficial interest classified as common stock, par value $0.0001 per share	457(c)	76,802	$9.08	$697,362.16	$0.00014760	$102.94
Carry Forward Securities
Carry Forward Securities	Equity	Shares of beneficial interest classified as common stock, par value $0.0001 per share	415(a)(6)	4,923,198	$9.08	$44,702,637.84			S-3	333-253321	February 19, 2021	$4,877.06(2)
	Total Offering Amounts					$45,400,000.00		$102.94
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$102.94

(1)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices per common share of the registrant as reported on the New York Stock Exchange on February 12, 2024.
(2)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, 4,923,198 shares of unsold securities (the “Unsold Securities”) were carried forward pursuant to the registrant’s registration statement on Form S-3 (No. 333-253321), which was declared effective on February 19, 2021 (the “Prior Registration Statement”). In connection with the registration of the Unsold Securities, a registration fee of $4,877.06 (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) was previously paid. Pursuant to Rule 415(a)(6), the filing fee of $4,877.06 associated with the offering of the Unsold Securities will continue to be applied to the Unsold Securities registered hereunder.